EXHIBIT 10.17

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of November14, 2025, is entered into by and between KARBON-X CORP., a Nevada corporation (“Company”), and DEBTFUND, L.P., a Delaware limited partnership, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. On the terms and subject to the conditions set forth this Agreement, Investor desires to purchase and Company desires to issue and sell, a convertible promissory note, in the form attached hereto as Exhibit A, in the original principal amount of $174,000 (the “Note”).

C. The Note will be convertible into shares of common stock, par value $0.0001, of Company (the “Common Shares”) in accordance with the conversion terms set forth in the Notes (the Notes and conversion shares, collectively the “Securities”).

D. This Agreement, the Note, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

E. For purposes of this Agreement: “Conversion Shares” means all Common Shares issuable upon conversion of all or any portion of the Notes; and “Securities” means each Note and the respective Conversion Shares

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1 Note Issuance and Sale. On the date hereof on the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to Investor, and Investor shall purchase from the Company a Note in the principal amount of $174,000 (the “Note”). In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2 Purchase Price. The Note carries an original issue discount of $24,000.00 (the “OID”). The OID will be included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $150,000.00, computed as follows: $174,000.00 initial principal balance, less the OID. Accordingly, the aggregate principal amount of the Note purchased by the Purchaser and issued by the Company at the Closing shall be $174,000.

1.3 Closing; Delivery. The closing of the sale and purchase of the Note under this Agreement (the “Closing”) shall be the first Trading Day on which each of the conditions set forth in Section 6 below become satisfied, unless otherwise waived in writing by the Parties. The Closing of the transactions contemplated by this Agreement shall occur by means of the exchange of electronic signatures; however, the Closing shall be deemed for all purposes to have occurred at the offices of Scottsdale Capital Advisors Corp. in Scottsdale, Arizona. For purposes of this Agreement, “Trading Day” shall be any day on which OTC Market is open for trading. Notwithstanding the foregoing, Company shall deliver the original executed Transaction Documents to Investor within 5 days following the Closing.

1.4 Form of Payment. On the Closing, Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds.

2. [Deleted].]

3. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date:

(a) This Agreement has been duly and validly authorized by Investor;

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(b) This Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and

(c) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

4. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted;

(b) Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary;

(c) Company has registered its Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act;

(d) Each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken;

(e) The Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms;

(f) The execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under: (i) Company’s formation documents, as currently in effect, or other applicable organizational documents: (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Shares: or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets;

(g) No further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents;

(h) None of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(i) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension;

(j) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person;

(k) Other than as set forth in Schedule 4(k), Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act;

(l) With respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer;

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(m) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees;

(n) Neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents;

(o) Company has approximately 200,000,000 Common Shares authorized and 87,379,2670 issued; and

(p) Company has performed due diligence and background research on Investor and its affiliates and Investor has provided Company due diligence information that has been reasonably requested.

5. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants:

(a) So long as Investor beneficially owns any of the Securities and for at least twenty (20) Business Days thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(b) When issued, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, claims, charges and encumbrances;

(c) The Common Shares shall be eligible for trading quotations under SEC Rule 15c2-11 on the OTCQX maintained by OTC Markets Group (the “OTC Market”);

(d) Trading in Company’s Common Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the OTC Market (including being designated as Expert Market by OTC Markets Group).

(e) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (i) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (ii) from issuing Common Shares, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor.

(f) Company will not make any payments to any affiliate debtholders with respect any debt obligations owed by Company to such persons.

6. Conditions to Closing.

6.1 Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Investor shall have executed this Agreement and delivered the same to Company.

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(b) Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6.2 Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(a) Company shall have executed this Agreement and the Note and delivered the same to Investor.

(b) Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit B acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

(c) Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit C, evidencing Company’s approval of the Transaction Documents.

7. Reservation of Shares.

7.1 On the Closing Date, Company will reserve 350,000 Common Shares from its authorized and unissued Common Shares to provide for all issuances of Common Shares under the Note (the “Share Reserve”). Company further agrees to add additional Common Shares to the Share Reserve in increments of 300,000 shares as and when requested by Investor if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Common Shares obtained by dividing the Outstanding Balance as of the date of the request by the Conversion Price (as defined in the Note).

7.2 Company shall further require the Transfer Agent to hold the Common Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a Conversion Notice (as defined in the Note) under the Note. Finally, Company shall require the Transfer Agent to issue Common Shares pursuant to the Note to Investor out of its authorized and unissued shares, and not the Share Reserve, to the extent Common Shares have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

7.3 The Company agrees not to change the Transfer Agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to TA Letter in Exhibit B hereto so that such transfer agent is bound by the same terms set forth therein.

8. [Deleted].

9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail or with an international courier, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Karbon-X Corp.

Attn: Chad J. Clovis, CEO

6575 West Loop South, Ste. 500

Bellaire, TX 77401

Email: cc@karbon-x.com

Tel.: 561-271-8275

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If to Investor:

Debtfund L.P.

c/o Scottsdale Capital Advisors Corp.

Attn: James Hurry

7170 E. McDonald Dr., Suite 6

Scottsdale, AZ 85253

Email: james@scottsdalecapital.com

Tel. 480-714-3776

With a copy to (which copy shall not constitute notice):

SCA Holding & Clearing Group

Attn: Mike Cruz, General Counsel

7170 e. McDonald Dr., Suite 7A

Scottsdale, AZ 85352

Email: mike@scalawyer.com

Tel.: 480-603-4929

10. Miscellaneous. The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 10 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

10.2 Governing Law; Venue. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Arizona, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts located in the County of Maricopa of the State of Arizona.

10.3 Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity.

10.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, (e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.5 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.6 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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10.7 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

10.8 Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

10.10 Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

10.11 Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

10.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13 Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

10.14 Attorneys’ Fees and Cost of Collection. In the event any suit or action is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the court shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

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10.15 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.16 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

10.17 Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

10.18 Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

DEBTFUND L.P.

By:	/s/ James Hurry
James Hurry, Authorized Signer
Scottsdale Capital Advisors Corp., General Partner

COMPANY:

KARBON X-CORP.

By:	/s/ Chad James Clovis
Chad James Clovis, Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Transfer Agent Letter
Exhibit C	Officer’s Certificate

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